For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Reports Second Quarter 2016 Financial Results

WALNUT CREEK, CA. – August 8, 2016 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights
•	Net income attributable to common stockholders of $5,118,733, or $0.50 per diluted share of common stock
•	Book value attributable to common stockholders of $19.83 per share of common stock at June 30, 2016 as compared to $19.03 per common share at December 31, 2015
•	Declared quarterly dividends of $0.08 per share of common stock
•	FFO of $5,463,529, or $0.53 per diluted share of common stock and AFFO of $592,530 (see Non-GAAP Financial Measures)

Second Quarter 2016 Operational Highlights
•	Originated five new loans in the quarter totaling $16,515,000 (note amount) and received full or partial payoffs on nine loans totaling $9,809,000
•	Average balance of performing loans for the three months ended June 30, 2016 as compared to the three months ended June 30, 2015 increased by approximately 102%

“Although there were no dispositions of real estate in the second quarter, we expect further sales this year that will generate both significant gains and cash” said Bryan Draper, the Company’s CEO. “We continue to work to close the sale of our Miami property and anticipate that this will occur very soon.  Development at our Zalanta project located in South Lake Tahoe, California continues, and we plan to complete construction of 30 residential condominiums and a retail space in the first part of 2017.  To date, we have taken refundable reservation deposits on the condominiums from 37 potential buyers.  The planned sales of these properties will generate capital that we expect to leverage to expand our loan portfolio. Although loan production in the quarter declined, we are seeing increasing lending opportunities in our markets”.

Summary of Second Quarter 2016 Financial Results
The Company reported net income attributable to common stockholders of $5,118,733, or $0.50 per basic and diluted share of common stock, for the quarter ended June 30, 2016 as compared to net income of $13,760,776, or $1.28 per basic and diluted share of common stock, for the quarter ended June 30, 2015. The decrease was primarily a result of the following:

•
A decrease in gain on sales of real estate of $14,826,000 during the three months ended June 30, 2016 ($12,347,000 net of gain attributable to non-controlling interest in 2015), as compared to the same period in 2015, as a result of the sales of three real estate properties during the quarter ended June 30, 2015, resulting in gains totaling approximately $14,826,000. We sold no properties during the three months ended June 30, 2016.

•
A decrease in interest income on loans of $305,000 during the three months ended June 30, 2016, as compared to the same period in 2015, due primarily to a decrease in the collection of past due interest income on two impaired loans. The decrease was partially offset by an increase in interest income on performing loans during the three months ended June 30, 2016 as the average balance of performing loans increased 102% in 2016 as compared to the same period in 2015.

•
A decrease in rental and other income from real estate properties of $992,000 during the three months ended June 30, 2016, as compared to the same period in 2015, due primarily to the sale of four operating properties during 2015 and one in the beginning of 2016. As a result of these sales (net of other increases), rental expenses and depreciation on real estate also decreased by a total of $385,000 during the three months ended June 30, 2016, as compared to 2015.

•
An increase in total management and service fees of $419,000 during the three months ended June 30, 2016, as compared to the same period in 2015, due to an increase in the average balance of loans in our portfolio of 77% for the three months ended June 30, 2016, as compared to the same period in 2015.

•
An increase in interest expense of $534,000 during the three months ended June 30, 2016, as compared to the same period in 2015, due to increased interest incurred on our lines of credit as the balances were higher during the quarter ended June 30, 2016, due to an additional $3,830,000 advance taken on the Tahoe Stateline Venture loan during the third quarter of 2015 and due to the fact that interest incurred on the TOTB North loan could no longer be capitalized to the renovation project beginning in March 2016 as construction was completed, net of reduced interest expense as a result of the repayment of the 720 University loan during the second quarter of 2015.

•
An increase in impairment losses on real estate properties of $1,963,000 during the three months ended June 30, 2016, as compared to the same period in 2015, as a result of a decrease in the listing price of the unimproved residential and commercial land located in Gypsum, Colorado which resulted in an additional impairment loss of $2,110,000 during the quarter ended June 30, 2016.

These items that decreased net income during the three months ended June 30, 2016 were partially offset by the following:

•
An increase in income tax benefit of $7,369,000 during the three months ended June 30, 2016, as compared to the same period in 2015, as a result of the conversion of Zalanta into a taxable REIT subsidiary and the contribution of additional real estate assets into Zalanta with book and tax basis differences that required the recording of a deferred tax asset as of June 30, 2016.

We believe, from period to period in the near term, there could be fluctuations in earnings and net income resulting from the lag time between the sale of our income-producing real estate assets and deployment of the proceeds into new loan investments.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company’s loan portfolio at June 30, 2016 and December 31, 2015.

	June 30, 2016	December 31, 2015
By Property Type:
Commercial	$92,022,283	$76,800,297
Residential	20,915,061	24,675,867
Land	6,643,523	5,267,643
	$119,580,867	$106,743,807
By Position:
Senior loans	$116,770,586	$103,716,010
Junior loans	2,810,281	3,027,797
	$119,580,867	$106,743,807

The types of property securing the Company’s commercial real estate loans are as follows:

	June 30, 2016	December 31, 2015
Commercial Real Estate Loans:
Retail	$24,513,937	$9,206,415
Office	25,468,069	28,210,997
Apartment	10,141,888	13,094,806
Industrial	6,966,477	3,483,318
Marina	3,500,000	3,500,000
Hotel	8,845,096	7,985,000
Church	1,175,000	1,175,000
Restaurant	400,000	400,000
Storage	8,881,859	7,652,116
Golf course	1,145,000	1,145,000
Assisted care	984,957	947,645
	$92,022,283	$76,800,297

Loans by geographic location:

	June 30, 2016	Portfolio	December 31, 2015	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$9,227,214	7.71%	$10,103,722	9.47%
California	89,850,011	75.14%	82,406,162	77.20%
Hawaii	1,450,000	1.21%	1,450,000	1.36%
Michigan	7,195,095	6.02%	6,335,000	5.93%
Nevada	6,059,287	5.07%	6,298,923	5.90%
Oregon	—	—%	150,000	0.14%
Texas	5,799,260	4.85%	—	—%
	$119,580,867	100.00%	$106,743,807	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at June 30, 2016 and December 31, 2015.

Real Estate Held for Sale:

	June 30, 2016	December 31, 2015
Residential	$58,710,324	$51,942,601
Land (including land under development)	53,591,236	42,071,143
Office	5,476,645	4,716,487
Golf course	1,934,914	—
Industrial	—	1,460,935
	$119,713,119	$100,191,166

Real Estate Held for Investment:

	June 30, 2016	December 31, 2015
Retail	$22,908,762	$23,122,714
Land	4,234,131	8,112,676
Residential	2,429,661	6,673,540
Assisted care	5,477,136	5,402,376
Office	4,020,441	4,315,608
Marina	4,065,991	4,079,087
Golf course	—	1,941,245
	$43,136,122	$53,647,246

Conference Call
The Company will host a conference call to discuss the results on Tuesday, August 9, 2016, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (877) 407-0784 (United States) or (201) 689-8560 (International) and request the Owens Realty Mortgage call. A live webcast of the call will also be available on the Company’s website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com for 30 days.  A dial-in replay of the call will also be available to those interested until September 7th.  To access the replay, dial (877) 870-5176 (United States) or (858) 384-5517 (International) and enter code: 13592599.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage, Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning and possible sale of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$747,494	$1,255,842
Restricted cash	8,954,472	7,225,371
Loans, net of allowance for loan losses of $1,780,921 in 2016 and $1,842,446 in 2015	117,799,946	104,901,361
Interest and other receivables	2,186,080	1,764,918
Other assets, net of accumulated depreciation and amortization of $298,458 in 2016 and $275,277 in 2015	893,316	741,001
Deferred financing costs, net of accumulated amortization of $209,086 in 2016 and $323,325 in 2015	276,250	126,308
Deferred taxes, net	7,368,835	—
Investment in limited liability company	2,141,342	2,141,032
Real estate held for sale	119,713,119	100,191,166
Real estate held for investment, net of accumulated depreciation of $2,584,503 in 2016 and $2,915,596 in 2015	43,136,122	53,647,246
Total assets	$303,216,976	$271,994,245
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$819,798	$2,133,455
Due to Manager	334,554	408,643
Accounts payable and accrued liabilities	6,170,485	3,359,294
Deferred gains on sales of real estate	209,662	209,662
Lines of credit payable	38,747,415	20,915,500
Notes and loans payable on real estate	49,453,984	45,458,844
Total liabilities	95,735,898	72,485,398
Commitments and Contingencies
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,247,477 shares outstanding at June 30, 2016 and December 31, 2015	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 950,642 shares at June 30, 2016 and December 31, 2015	(12,852,058)	(12,852,058)
Retained earnings	33,495,951	25,282,553
Total stockholders’ equity	203,193,396	194,979,998
Non-controlling interests	4,287,682	4,528,849
Total equity	207,481,078	199,508,847
Total liabilities and equity	$303,216,976	$271,994,245

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Income
 (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Interest income on loans	$2,196,012	$2,500,866	$4,239,020	$5,324,738
Rental and other income from real estate properties	2,451,416	3,443,366	4,591,401	6,986,264
Income from investment in limited liability company	44,686	42,816	87,310	85,877
Total revenues	4,692,114	5,987,048	8,917,731	12,396,879
Expenses:
Management fees to Manager	825,149	440,611	1,590,664	897,000
Servicing fees to Manager	75,014	40,055	144,606	81,546
General and administrative expense	349,927	280,078	903,345	659,048
Rental and other expenses on real estate properties	2,048,929	2,159,533	3,839,307	4,349,945
Depreciation and amortization	309,271	583,572	652,920	1,185,958
Interest expense	1,005,703	471,920	1,688,755	1,058,946
Provision for loan losses	274,920	340,477	385,995	428,043
Impairment losses on real estate properties	2,110,150	147,000	2,110,150	1,256,434
Total expenses	6,999,063	4,463,246	11,315,742	9,916,920
Operating (loss) income	(2,306,949)	1,523,802	(2,398,011)	2,479,959
Gain on sales of real estate, net	—	14,825,858	4,838,815	15,031,299
Net (loss) income before income tax benefit	(2,306,949)	16,349,660	2,440,804	17,511,258
Income tax benefit	7,368,835	—	7,368,835	—
Net income	5,061,886	16,349,660	9,809,639	17,511,258
Less: Net loss (income) attributable to non-controlling interests	56,847	(2,588,884)	43,355	(2,598,762)
Net income attributable to common stockholders	$5,118,733	$13,760,776	$9,852,994	$14,912,496

Per common share data:
Basic and diluted earnings per common share	$0.50	$1.28	$0.96	$1.38
Basic and diluted weighted average number of common shares outstanding	10,247,477	10,768,001	10,247,477	10,768,001
Dividends declared per share of common stock	$0.08	$0.18	$0.16	$0.25

Non-GAAP Financial Measures

Funds from Operations and Adjusted Funds from Operations

We utilize supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance, and adjusted funds from operations (“AFFO”). We believe FFO and AFFO provide investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment losses on depreciable real estate, gains or losses on the sales of depreciable real estate, and after adjustments for unconsolidated ventures.

We calculate AFFO by adding or subtracting from FFO the impact of non-cash accounting items, as well as gains/losses on sales of other real estate. We adjust for these items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following: provisions for (reversals of) loan losses; amortization of deferred financing costs; depreciation of other assets; impairment of other real estate; accretion of loan discount; gain on foreclosure of loans; and straight-line rental adjustments.

Our calculations of FFO and AFFO may not be comparable to similar measures reported by other REITs. These non‐GAAP financial measures should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor are they indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of the Annual Report, as well as in the Company’s Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO and AFFO to the comparable GAAP financial measures:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Funds from Operations
Net income attributable to common stockholders	$5,118,733	$13,760,776	$9,852,994	$14,912,496
Adjustments:
Depreciation and amortization of real estate	302,482	571,058	639,676	1,160,646
Depreciation allocated to non-controlling interests	—	(30,780)	—	(61,769)
Gain on sales of depreciable real estate, net	—	(13,563,112)	(4,838,815)	(13,715,734)
Gains on sale of depreciable real estate allocated to noncontrolling interest	—	2,479,268	—	2,479,268
Adjustments for unconsolidated ventures	42,314	42,184	(310)	(877)
FFO attributable to common stockholders	$5,463,529	$3,259,394	$5,653,545	$4,774,030
Basic and diluted FFO per common share	$0.53	$0.30	$0.55	$0.44

Adjusted Funds from Operations
FFO attributable to common stockholders	$5,463,529	$3,259,394	$5,653,545	$4,774,030
Adjustments:
Non-cash items:
Provision for loan losses	274,920	340,477	385,995	428,043
Amortization of deferred financing costs	137,734	90,693	244,756	170,112
Depreciation of other assets	6,788	12,514	13,243	25,312
Impairment of other real estate	2,110,150	147,000	2,110,150	1,256,434
Accretion of discount on loan to interest income	—	—	—	(536,817)
Straight-line rental adjustments	(31,756)	932	(41,080)	757
Deferred income tax benefit	(7,368,835)		(7,368,835)
Less:
Gain on sales of other real estate, net	—	(1,262,746)	—	(1,315,566)
AFFO attributable to common stockholders	$592,530	$2,588,264	$997,774	$4,802,305

Note: FFO for the three and six months ended June 30, 2016 includes an income tax benefit in the amount of $7,368,835, which as previously described, is due to our decision to convert Zalanta into a taxable REIT subsidiary; a transaction we do not expect will be recurring. FFO for the three and six months ended June 30, 2015 includes the one-time collection of past due interest related to one impaired loan that the Company foreclosed on during 2014 of approximately $1,346,000 and $1,723,000, respectively.

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